EXHIBIT 24.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our reports dated November 2, 1999
            accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of J & J Snack Foods Corp. and Subsidiaries on Form 10-K for the year ended September 25, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statement of J & J Snack Foods Corp. and Subsidiaries on Forms S-8 (File No. 333-03833, effective May 16, 1996, File No. 33-87532, effective December 16, 1994 and File No. 33-50036, effective July 24,
            1992).
                                              GRANT THORNTON LLP


            Philadelphia, Pennsylvania
            December 16, 1999











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